Exhibit 99.1

For release: April 3, 2014, 6:00 a.m. EDT	Contact:	Mark Rittenbaum 503-684-7000

Greenbrier Reports Second Quarter 2014 Results;

Backlog Grows to 15,200 units

~ Posts Q2 EPS of $0.51, before restructuring charges ~

~ Receives orders for 8,900 railcars during and after quarter ~

~ Reduces net debt by over $75 million ~

~ Will double tank car manufacturing capacity ~

Lake Oswego, Oregon, April 3, 2014 – The Greenbrier Companies, Inc. (NYSE: GBX) today reported financial results for its second fiscal quarter ended February 28, 2014.

Second Quarter Highlights

•	Net earnings for the quarter were $16.0 million, or $0.51 per diluted share, excluding restructuring charges (net of tax) of $0.4 million, on revenue of $502.2 million.

•	Net earnings attributable to Greenbrier for the quarter, which includes restructuring charges, were $15.6 million, or $0.50 per diluted share.

•	Adjusted EBITDA for the quarter was $44.9 million, or 8.9% of revenue.

•	New railcar backlog as of February 28, 2014 was 15,200 units with an estimated value of $1.54 billion (average unit sale price of $101,000) compared to 13,500 units with an estimated value of $1.43 billion (average unit sale price of $106,000) on November 30, 2013.

•	New railcar deliveries totaled 3,400 units for the quarter, compared to 3,700 units for the quarter ended November 30, 2013.

•	Orders totaled 5,800 new railcars valued at $490 million during the quarter. After quarter end, Greenbrier received orders for another 3,100 units valued at approximately $265 million.

•	Marine backlog as of February 28, 2014 totaled $70 million and reflects orders for four vessels during the quarter.

•	Repurchased 260,717 shares of common stock at a cost of $9.4 million during the quarter. To date, repurchased 542,000 shares of common stock at a cost of $22 million under a $50 million share repurchase program.

Progress on Strategic Initiatives

•	Successfully met $100 million capital efficiency goal. Net debt reduced by over $75 million during the second quarter and about $170 million over the last year; management continues to focus on capital liberation, efficiency and ROIC.

•	Fourth quarter 2014 goal of a minimum 13.5% gross margin remains unchanged.

•	Company will enhance its manufacturing footprint; nearly double tank car manufacturing capacity and increase tank car repair and retrofit capacity to support expected growing demand.

•	To date, closed or sold seven underperforming or non-core facilities in the Wheels, Repair & Parts segment; restructuring and realignment continues in this business segment.

William A. Furman, chairman of the board and chief executive officer, said, “Broad based orders drove backlog at the end of the second quarter to 15,200 units, our second highest level in four years. This momentum continued subsequent to quarter end, with additional orders for 3,100 units. The energy sector continues to drive demand for small-cubed covered hoppers and tank cars, while intermodal, grain and automotive demand were also strong. In addition, our Marine business received orders for four barges during the second quarter with demand beginning to accelerate.”

“Earnings were level with our first quarter, notwithstanding a decline in aggregate gross margin, which resulted from manufacturing line changeovers, low marine and new railcar production rates at our Gunderson facility in Portland, Oregon, and the impact of the severe winter. With the manufacturing line changeovers now complete, and with Gunderson now operating at higher marine and railcar production rates, we expect manufacturing margins to grow in the second half of the year. Performance at our Wheels, Repair & Parts segment improved from last quarter; however, certain of our larger significant repair facilities continue to fall short of our expectations. We are keenly focused on improving the performance of these facilities. We believe that the initiatives undertaken in the first half of the year, along with improved weather, will result in sequential improvement for this segment in the second half of the year. Our Leasing & Services business remains strong. We continue to reduce the amount of long-term capital invested in this business and drive more volume through our lease syndication and asset management model. Working with multiple investors, we are realizing meaningful value from this segment. We are committed to achieving at least a 13.5% aggregate gross margin by our fourth quarter,” Furman added.

Liquidity & Business Outlook

Furman concluded, “We ended February with over $470 million of liquidity from cash balances and available borrowings on revolving credit facilities. In March, we refinanced $125 million in senior term debt with new six-year $200 million senior term debt (both secured by railcars on lease), increasing our liquidity to over $500 million. With a strong backlog and positive outlook, we are investing in capital projects with high returns and quick paybacks. These projects include replacing existing higher cost leased manufacturing capacity in Mexico with a more efficient alternative site and expanding capacity at existing facilities in Mexico. The result will be a more flexible, lower-cost manufacturing footprint better suited to our production needs, particularly for tank cars, where Greenbrier plans to nearly double capacity over the next 18 months. This capacity will support anticipated heightened demand for our “Tank Car of the Future” and replacement demand for older DOT-111 cars. We will continue to expand our tank car and retrofit capacity and capabilities, and will certify our largest repair facility in Cleburne, Texas, to perform tank car work. This facility, which can handle tank car unit trains, is ideally situated on the transportation corridor between shale oil and gas-producing areas and refining and distribution operations near the Gulf of Mexico.”

Based on current business trends and industry forecasts, in fiscal 2014 Greenbrier continues to believe:

•	Deliveries will exceed 15,000 units

•	Revenue will exceed $2 billion

•	EPS, excluding restructuring charges, will be in the range of $2.45 to $2.70

As disclosed previously, financial results in the second half of the year are expected to be stronger than the first half. Also, while gross margin is expected to increase overall, management does not believe its track will be linear.

Financial Summary

	Q2 FY14	Q1 FY14	Sequential Comparison – Main Drivers
Revenue	$502.2M	$490.4M	Up 2.4% due to higher volume of work in Wheels, Repair & Parts, partially offset by reduced deliveries
Gross margin	11.5%	12.6%	Down 110 bps due to Manufacturing line changeovers in Mexico, low production rates at Gunderson facility and impact of severe weather
SG&A	$28.1M	$26.1M	Up 7.7% primarily due to employee-related costs
Gain on disposition of equipment	$5.4M	$3.7M	Timing of sales fluctuates and is opportunistic; typically ranges from $1.0M to $5.0M per quarter
Restructuring charges	$0.5M	$0.9M	Related to Wheels, Repair & Parts segment
Adjusted EBITDA (1)	$44.9M	$50.0M	Down due to lower deliveries and gross margin, offset somewhat by timing of disposition of leased equipment
Effective tax rate	32.4%	31.4%	Reflects geographic mix of earnings
Net earnings (1)	$16.0M	$16.0M
Diluted EPS (1)	$0.51	$0.51

(1)	Excluding restructuring charges.

Segment Summary

	Q2 FY14	Q1 FY14	Sequential Comparison – Main Drivers
Manufacturing
Revenue	$347.8M	$359.5M	Down 3.3% due to lower deliveries
Gross margin	11.8%	13.4%	Down 160 bps due to inefficiencies associated with line changeovers in Mexico, low production rates at Gunderson facility and impact of severe weather
Operating margin (2)	8.7%	10.7%
Deliveries	3,400	3,700	Down due to timing of railcar syndications and line changeovers
Wheels, Repair & Parts
Revenue	$136.5M	$113.4M	Up 20.4% due to increased wheel volume and repair throughput at certain locations
Gross margin	6.3%	4.8%	Up 150 bps due to improved wheel volume and product mix offset somewhat by the impact of severe weather
Operating margin (2) (3)	2.6%	(0.3)%
Leasing & Services
Revenue	$17.9M	$17.5M	Up 2.3% due to more interim rent and new maintenance management contracts
Gross margin	45.0%	46.3%	Down 130 bps due to certain transportation costs
Operating margin (2) (4)	53.8%	49.6%
Lease fleet utilization	97.6%	97.0%

(2)	See supplemental segment information on page 12 for additional information.
(3)	Includes restructuring charges of $0.5 million in Q2 2014 and $0.9 million in Q1 2014.
(4)	Operating margin includes Gains on disposition of equipment, which is excluded from gross margin.

Conference Call

Greenbrier will host a teleconference to discuss its second quarter 2014 results. In conjunction with this news release, Greenbrier has posted a supplemental earnings presentation to our website. Teleconference details are as follows:

•	April 3, 2014

•	8:00 a.m. Pacific Daylight Time

•	Phone: 1-630-395-0143, Password: “Greenbrier”

•	Real-time Audio Access: (“Newsroom” at http://www.gbrx.com)

Please access the site 10 minutes prior to the start time. Following the call, a webcast replay will be available for 30 days. Telephone replay will be available through April 19, 2014, at 402-280-9953.

About Greenbrier Companies

Greenbrier (www.gbrx.com), headquartered in Lake Oswego, Oregon, is a leading supplier of transportation equipment and services to the railroad industry. Greenbrier builds new railroad freight cars in its four manufacturing facilities in the U.S. and Mexico and marine barges at its U.S. facility. It also repairs and refurbishes freight cars and provides wheels and railcar parts at 36 locations across North America. Greenbrier builds new railroad freight cars and refurbishes freight cars for the European market through both its operations in Poland and various subcontractor facilities throughout Europe. Greenbrier owns approximately 8,400 railcars, and performs management services for approximately 233,000 railcars.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release may contain forward-looking statements, including statements regarding expected new railcar production volumes and schedules, expected customer demand for the Company’s products and services, plans to increase manufacturing capacity, restructuring plans, new railcar delivery volumes and schedules, growth in demand for the Company’s railcar services and parts business, and the Company’s future financial performance. Greenbrier uses words such as “anticipates,” “believes,” “forecast,” “potential,” “goal,” “contemplates,” “expects,” “intends,” “plans,” “projects,” “hopes,” “seeks,” “estimates,” “strategy,” “could,” “would,” “should,” “likely,” “will,” “may,” “can,” “designed to,” “future,” “foreseeable future” and similar expressions to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from in the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, reported backlog is not indicative of our financial results; turmoil in the credit markets and financial services industry; high levels of indebtedness and compliance with the terms of our indebtedness; write-downs of goodwill, intangibles and other assets in future periods; sufficient availability of borrowing capacity; fluctuations in demand for newly manufactured railcars or failure to obtain orders as anticipated in developing forecasts; loss of one or more significant customers; customer payment defaults or related issues; actual future costs and the availability of materials and a trained workforce; failure to design or manufacture new products or technologies or to achieve certification or market acceptance of new products or technologies; steel or specialty component price fluctuations and availability and scrap surcharges; changes in product mix and the mix between segments; labor disputes, energy shortages or operating difficulties that might disrupt manufacturing operations or the flow of cargo; production difficulties and product delivery delays as a result of, among other matters, inefficiencies associated with expansion or start-up of production lines or increased production rates, changing technologies, transfer of production between facilities or non-performance of alliance partners, subcontractors or suppliers; ability to obtain suitable contracts for the sale of leased equipment and risks related to car hire and residual values; integration of current or future acquisitions; succession planning; discovery of defects in railcars or services resulting in increased warranty costs or litigation; physical damage or product or service liability claims that exceed our insurance coverage; train derailments or other accidents or claims that could subject us to legal claims; actions by various regulatory agencies including potential environmental remediation obligations or changing tank car or other rail car regulation; and interruption of our manufacturing operations as a result of lease termination or expiration; all as may be discussed in more detail under the headings “Risk Factors” and “Forward Looking Statements” in our Annual Report on Form 10-K for the fiscal year ended August 31, 2013, and our other reports on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. Except as otherwise required by law, we do not assume any obligation to update any forward-looking statements.

Net earnings excluding restructuring charges, Adjusted EBITDA, and Diluted earnings per share excluding restructuring charges are not financial measures under generally accepted accounting principles (GAAP). We define Net earnings excluding restructuring charges as Net earnings before restructuring charges (after-tax). We define Adjusted EBITDA as Net earnings attributable to Greenbrier before interest and foreign exchange, income tax expense, restructuring charges and depreciation and amortization. We define Diluted earnings per share excluding restructuring charges as Net earnings excluding restructuring charges before interest and debt issuance costs (net of tax) on convertible notes divided by Weighted average diluted common shares outstanding. Net earnings excluding restructuring charges, Adjusted EBITDA, and Diluted earnings per share excluding restructuring charges are performance measurement tools used by Greenbrier. You should not consider Net earnings excluding restructuring charges, Adjusted EBITDA, and Diluted earnings per share excluding restructuring charges in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because Adjusted EBITDA and Diluted earnings per share excluding restructuring charges are not measures of financial performance under GAAP and are susceptible to varying calculations, the Adjusted EBITDA and Diluted earnings per share excluding restructuring charges measures presented may differ from and may not be comparable to similarly titled measures used by other companies.

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	February 28, 2014	November 30, 2013	August 31, 2013	May 31, 2013	February 28, 2013
Assets
Cash and cash equivalents	$143,929	$81,226	$97,435	$31,606	$55,637
Restricted cash	8,964	8,975	8,807	8,906	8,899
Accounts receivable, net	148,810	174,745	154,848	162,352	144,933
Inventories	306,394	328,235	316,783	344,168	359,281
Leased railcars for syndication	84,657	61,282	68,480	71,091	36,198
Equipment on operating leases, net	282,328	293,291	305,468	332,924	344,576
Property, plant and equipment, net	204,804	201,353	201,533	197,779	194,887
Goodwill	57,416	57,416	57,416	57,416	134,316
Intangibles and other assets, net	77,173	76,055	78,971	79,364	86,194

	$1,314,475	$1,282,578	$1,289,741	$1,285,606	$1,364,921

Liabilities and Equity
Revolving notes	$26,738	$38,805	$48,209	$92,968	$50,058
Accounts payable and accrued liabilities	319,611	293,041	315,938	286,964	278,221
Deferred income taxes	84,848	86,501	86,040	86,229	99,965
Deferred revenue	14,272	8,706	8,838	16,203	23,178
Notes payable	371,427	372,666	373,889	372,942	427,553

Total equity — Greenbrier	456,569	447,599	428,202	404,707	461,136
Noncontrolling interest	41,010	35,260	28,625	25,593	24,810

Total equity	497,579	482,859	456,827	430,300	485,946

	$1,314,475	$1,282,578	$1,289,741	$1,285,606	$1,364,921

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts, unaudited)

	Three Months Ended February 28,		Six Months Ended February 28,
	2014	2013	2014	2013
Revenue
Manufacturing	$347,755	$294,047	$707,228	$579,416
Wheels, Repair & Parts	136,540	111,952	249,941	224,051
Leasing & Services	17,921	17,167	35,402	35,073

	502,216	423,166	992,571	838,540

Cost of revenue
Manufacturing	306,572	262,650	618,012	521,142
Wheels, Repair & Parts	127,940	103,134	235,915	204,610
Leasing & Services	9,853	9,107	19,234	16,735

	444,365	374,891	873,161	742,487

Margin	57,851	48,275	119,410	96,053

Selling and administrative expense	28,125	24,942	54,234	51,042
Net gain on disposition of equipment	(5,416)	(3,076)	(9,067)	(4,484)
Restructuring charges	540	—	1,419	—

Earnings from operations	34,602	26,409	72,824	49,495

Other costs
Interest and foreign exchange	4,099	6,322	8,843	12,222

Earnings before income tax and loss from unconsolidated affiliates	30,503	20,087	63,981	37,273
Income tax expense	(9,883)	(5,590)	(20,405)	(10,176)

Earnings before loss from unconsolidated affiliates	20,620	14,497	43,576	27,097
Loss from unconsolidated affiliates	(67)	(105)	(26)	(145)

Net earnings	20,553	14,392	43,550	26,952
Net earnings attributable to noncontrolling interest	(4,966)	(553)	(12,575)	(2,686)

Net earnings attributable to Greenbrier	$15,587	$13,839	$30,975	$24,266

Basic earnings per common share:	$0.55	$0.51	$1.09	$0.89

Diluted earnings per common share:	$0.50	$0.45	$0.98	$0.80

Weighted average common shares:
Basic	28,300	27,210	28,359	27,177
Diluted	34,345	34,044	34,404	34,018

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Six Months Ended February 28
	2014	2013
Cash flows from operating activities:
Net earnings	$43,550	$26,952
Adjustments to reconcile net earnings to net cash provided by operating activities:
Deferred income taxes	(1,448)	4,203
Depreciation and amortization	20,753	21,398
Net gain on disposition of equipment	(9,067)	(4,484)
Accretion of debt discount	—	1,725
Stock based compensation expense	2,862	2,887
Other	2,768	(1,612)
Decrease (increase) in assets:
Accounts receivable	6,900	3,079
Inventories	9,147	(27,208)
Leased railcars for syndication	(13,603)	56,960
Other	68	245
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	(487)	(56,493)
Deferred revenue	5,377	5,936

Net cash provided by operating activities	66,820	33,588

Cash flows from investing activities:
Proceeds from sales of assets	28,671	22,301
Capital expenditures	(16,529)	(35,525)
Increase in restricted cash	(157)	(2,622)
Investment in and net advances to unconsolidated affiliates	(1,253)	(386)
Other	—	(3,582)

Net cash provided by (used in) investing activities	10,732	(19,814)

Cash flows from financing activities:
Net change in revolving notes with maturities of 90 days or less	—	(16,579)
Proceeds from revolving notes with maturities longer than 90 days	31,738	19,968
Repayments of revolving notes with maturities longer than 90 days	(53,209)	(14,998)
Repayments of notes payable	(2,462)	(2,251)
Repurchase of stock	(8,889)	—
Investment by joint venture partner	419	1,949
Cash distribution to joint venture partner	(1,604)	—
Excess tax benefit from restricted stock awards	110	181

Net cash used in financing activities	(33,897)	(11,730)

Effect of exchange rate changes	2,839	22
Increase in cash and cash equivalents	46,494	2,066
Cash and cash equivalents
Beginning of period	97,435	53,571

End of period	$143,929	$55,637

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Operating Results by Quarter for 2014 are as follows:

	First	Second	Total
2014
Revenue
Manufacturing	$359,473	$347,755	$707,228
Wheels, Repair & Parts	113,401	136,540	249,941
Leasing & Services	17,481	17,921	35,402

	490,355	502,216	992,571

Cost of revenue
Manufacturing	311,440	306,572	618,012
Wheels, Repair & Parts	107,975	127,940	235,915
Leasing & Services	9,381	9,853	19,234

	428,796	444,365	873,161

Margin	61,559	57,851	119,410

Selling and administrative expense	26,109	28,125	54,234
Net gain on disposition of equipment	(3,651)	(5,416)	(9,067)
Restructuring charges	879	540	1,419

Earnings from operations	38,222	34,602	72,824

Other costs
Interest and foreign exchange	4,744	4,099	8,843

Earnings before income tax and Earnings (loss) from unconsolidated affiliates	33,478	30,503	63,981

Income tax expense	(10,522)	(9,883)	(20,405)

Earnings before earnings (loss) from Unconsolidated affiliates	22,956	20,620	43,576
Earnings (loss) from unconsolidated affiliates	41	(67)	(26)

Net earnings	22,997	20,553	43,550
Net earnings attributable to noncontrolling interest	(7,609)	(4,966)	(12,575)

Net earnings attributable to Greenbrier	$15,388	$15,587	$30,975

Basic earnings per common share	$0.54	$0.55	$1.09
Diluted earnings per common share (1)	$0.49	$0.50	$0.98

(1)	Quarterly amounts do not total to the year to date amount as each period is calculated discretely. Diluted earnings per common share includes the outstanding warrants using the treasury stock method and the dilutive effect of shares underlying the 2018 Convertible Notes using the “if converted” method in which debt issuance and interest costs, net of tax, were added back to net earnings.

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Operating Results by Quarter for 2013 are as follows:

	First	Second	Third	Fourth	Total
Revenue
Manufacturing	$285,368	$294,047	$284,591	$351,728	$1,215,734
Wheels, Repair & Parts	112,100	111,952	131,167	114,003	469,222
Leasing & Services	17,906	17,167	17,905	18,484	71,462

	415,374	423,166	433,663	484,215	1,756,418
Cost of revenue
Manufacturing	258,492	262,650	253,360	308,387	1,082,889
Wheels, Repair & Parts	101,476	103,134	120,476	106,415	431,501
Leasing & Services	7,627	9,107	9,808	9,113	35,655

	367,595	374,891	383,644	423,915	1,550,045

Margin	47,779	48,275	50,019	60,300	206,373

Selling and administrative	26,100	24,942	25,322	26,811	103,175
Net gain on disposition of equipment	(1,408)	(3,076)	(5,131)	(8,457)	(18,072)
Goodwill impairment	—	—	76,900	—	76,900
Restructuring charges	—	—	—	2,719	2,719

Earnings (loss) from operations	23,087	26,409	(47,072)	39,227	41,651

Other costs
Interest and foreign exchange	5,900	6,322	5,905	4,031	22,158

Earnings (loss) before income tax and earnings (loss) from unconsolidated affiliates	17,187	20,087	(52,977)	35,196	19,493

Income tax expense	(4,586)	(5,590)	(2,729)	(12,155)	(25,060)

Earnings (loss) from unconsolidated affiliates	(40)	(105)	82	249	186

Net earnings (loss)	12,561	14,392	(55,624)	23,290	(5,381)
Net earnings attributable to noncontrolling interest	(2,134)	(553)	(406)	(2,574)	(5,667)

Net earnings (loss) attributable to Greenbrier	$10,427	$13,839	$(56,030)	$20,716	$(11,048)

Basic earnings (loss) per common share: (1)	$0.38	$0.51	$(2.10)	$0.74	$(0.41)
Diluted earnings (loss) per common share: (2)	$0.35	$0.45	$(2.10)	$0.64	$(0.41)

(1)	Quarterly amounts do not total to the year to date amount as each period is calculated discretely.
(2)	Quarterly amounts do not total to the year to date amount as each period is calculated discretely. For the first, second and fourth quarters, diluted earnings per common share includes the outstanding warrants using the treasury stock method and the dilutive effect of shares underlying the 2018 Convertible Notes using the “if converted” method in which debt issuance and interest costs, net of tax, were added back to net earnings.

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, unaudited)

Segment Information

Three months ended February 28, 2014:

	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$347,755	$—	$347,755	$30,112	$—	$30,112
Wheels, Repair & Parts	136,540	2,307	138,847	3,574	42	3,616
Leasing & Services	17,921	5,414	23,335	9,636	5,420	15,056
Eliminations	—	(7,721)	(7,721)	—	(5,462)	(5,462)
Corporate	—	—	—	(8,720)	—	(8,720)

	$502,216	$—	$502,216	$34,602	$—	$34,602

Three months ended November 30, 2013

	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$359,473	$—	$359,473	$38,314	$—	$38,314
Wheels, Repair & Parts	113,401	1,653	115,054	(374)	31	(343)
Leasing & Services	17,481	2,869	20,350	8,670	2,869	11,539
Eliminations	—	(4,522)	(4,522)	—	(2,900)	(2,900)
Corporate	—	—	—	(8,388)	—	(8,388)

	$490,355	$—	$490,355	$38,222	$—	$38,222

	Total assets
	February 28, 2014	November 30 2013
Manufacturing	$406,620	$461,096
Wheels, Repair & Parts	317,921	304,249
Leasing & Services	437,043	427,023
Unallocated	152,891	90,210

	$1,314,475	$1,282,578

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, excluding backlog and delivery units, unaudited)

Reconciliation of Net earnings to Adjusted EBITDA

	Three Months Ended
	February 28, 2014	November 30, 2013
Net earnings	$20,553	$22,997
Interest and foreign exchange	4,099	4,744
Income tax expense	9,883	10,522
Depreciation and amortization	9,856	10,897
Restructuring charges	540	879

Adjusted EBITDA	$44,931	$50,039

(1)	Adjusted EBITDA is not a financial measure under generally accepted accounting principles (GAAP). We define Adjusted EBITDA as Net earnings before interest and foreign exchange, income tax expense, restructuring charges, depreciation and amortization. Adjusted EBITDA is a performance measurement tool commonly used by rail supply companies and Greenbrier. You should not consider Adjusted EBITDA in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because Adjusted EBITDA is not a measure of financial performance under GAAP and is susceptible to varying calculations, the Adjusted EBITDA measure presented may differ from and may not be comparable to similarly titled measures used by other companies.

Three Months Ended February 28, 2014
Backlog Activity (units)
Beginning backlog	13,500
Orders received	5,800
Production held as Leased railcars for syndication	(1,400)
Production sold directly to third parties	(2,700)

Ending backlog	15,200

Delivery Information (units)
Production sold directly to third parties	2,700
Sales of Leased railcars for syndication	700

Total deliveries	3,400

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Reconciliation of common shares outstanding and diluted earnings per share

The shares used in the computation of the Company’s basic and diluted earnings per common share and Diluted earnings per share excluding restructuring charges are reconciled as follows:

	Three Months Ended
	February 28, 2014	November 30, 2013
Weighted average basic common shares outstanding (1)	28,300	28,417
Dilutive effect of warrants	—	—
Dilutive effect of convertible notes (2)	6,045	6,045

Weighted average diluted common shares outstanding	34,345	34,462

(1)	Restricted stock grants and restricted stock units, including some grants subject to certain performance criteria, are included in Weighted average basic common shares outstanding when the Company is in a net earnings position.
(2)	The dilutive effect of the 2018 Convertible notes are included in the Weighted average diluted common shares outstanding as they were considered dilutive under the “if converted” method as further discussed below. The dilutive effect of the 2026 Convertible notes was excluded from the share calculations as the stock price for each period presented was less than the initial conversion price of $48.05 and therefore considered anti-dilutive.

Diluted earnings per share was calculated using the more dilutive of two approaches. The first approach includes the dilutive effect of outstanding warrants and shares underlying the 2026 Convertible notes in the share count using the treasury stock method. The second approach supplements the first by including the “if converted” effect of the 2018 Convertible notes issued in March 2011. Under the “if converted method” debt issuance and interest costs, both net of tax, associated with the convertible notes are added back to net earnings and the share count is increased by the shares underlying the convertible notes. The 2026 Convertible notes would only be included in the calculation of both approaches if the current stock price is greater than the initial conversion price of $48.05 using the treasury stock method.

Reconciliation of Net earnings attributable to Greenbrier to Net earnings excluding restructuring charges

	Three Months Ended
	February 28, 2014	November 30, 2013
Net earnings attributable to Greenbrier	$15,587	$15,388
Restructuring charges (after-tax)	365	603

Net earnings excluding restructuring charges (1)	15,952	15,991
Add back:
Interest and debt issuance costs on the 2018 Convertible notes, net of tax	1,416	1,416

Earnings before interest and debt issuance costs on convertible notes	$17,368	$17,407

Weighted average diluted common shares outstanding	34,345	34,462

Diluted earnings per share excluding restructuring charges (2)	$0.51	$0.51

(1)	Net earnings excluding restructuring charges is not a financial measure under GAAP. We define Net earnings excluding restructuring charges as Net earnings attributable to Greenbrier before restructuring charges (after-tax). Net earnings excluding restructuring charges is a performance measurement tool used by Greenbrier. You should not consider Net earnings excluding restructuring charges in isolation or as a substitute for other financial statement data determined in accordance with GAAP.
(2)	Diluted earnings per share excluding restructuring charges is not a financial measure under GAAP. We define Diluted earnings per share excluding restructuring charges as Net earnings excluding restructuring charges before interest and debt issuance costs (net of tax) on convertible notes divided by Weighted average diluted common shares outstanding. Diluted earnings per share excluding restructuring charges is a performance measurement tool used by Greenbrier. You should not consider Diluted earnings per share excluding restructuring charges in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because Diluted earnings per share excluding restructuring charges is not a measure of financial performance under GAAP and is susceptible to varying calculations, the Diluted earnings per share excluding restructuring charges measure presented may differ from and may not be comparable to similarly titled measures used by other companies.